Exhibit 99.1

Planet Green Holdings Corp. Received Audit Opinion with Going Concern Explanation

NEW YORK, April 20, 2022 /PRNewswire/ -- Planet Green Holdings Corp. ("Planet Green Holdings" or the "Company") (NYSE American: PLAG) today announced that, as previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed on March 31, 2022 with the Securities and Exchange Commission, the audited financial statements contained an unqualified audit opinion from its independent registered public accounting firm that included an explanatory paragraph related to the Company's ability to continue as a going concern. See further discussion in footnote 1 to the Company's financial statements included in the Company's Annual Report on Form 10-K. This announcement is made pursuant to NYSE American LLC Company Guide Section 610(b), which requires public announcement of the receipt of an audit opinion containing a going concern paragraph. This announcement does not represent any change or amendment to the Company's financial statements or to its Annual Report on Form 10-K for the year ended December 31, 2021.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on our management's current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in our reports filed with the Securities and Exchange Commission, which are available, free of charge, on the SEC's website at www.sec.gov.

For more information please contact:
Ms. Lili Hu Chief Financial Officer Phone: 718 799 0380 Email: hulili@planetgreenholdings.com